EXHIBIT 99.1

American Science and Engineering, Inc. Reports Results for

Fourth Quarter and Fiscal Year 2015

•                  Revenue for Fourth Quarter reported at $31.2 million

•                  Bookings for Fourth Quarter reported at $31.3 million

•                  Repurchased 359,628 Shares in the Quarter for $17.7 Million Under Current Stock Repurchase Program

•                  Company Declaring Quarterly Dividend of $0.50 per share

•                  200 MINI Z® Systems Ordered for the Chinese Market Opening New Markets for Z Backscatter® Technology

BILLERICA, Mass. — May 11, 2015 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E”), a leading worldwide supplier of innovative X-ray inspection solutions, today reported its financial results for the fourth quarter and fiscal year ended March 31, 2015. The Company reported revenues of $31.2 million as compared with revenues of $65.6 million for the fourth quarter of fiscal year 2014, net income of $0.9 million as compared with net income of $4.0 million for the fourth quarter of fiscal year 2014, and earnings per share of $0.12 as compared with earnings per share of $0.50 for the fourth quarter of fiscal year 2014.

For the fiscal year ended March 31, 2015, the Company reported revenues of $126.8 million as compared with revenues of $190.2 million for the prior fiscal year, net income of $1.0 million as compared with net income of $15.1 million for the prior fiscal year, and earnings per share of $0.13 as compared with earnings per share of $1.91 for the prior fiscal year.

The Company reported $31.3 million in bookings for the fourth quarter of fiscal year 2015 as compared with $60.8 million in bookings for the fourth quarter of the prior fiscal year and $88.9 million in bookings for the fiscal year ended March 31, 2015 as compared with the $180.2 million in bookings for the prior fiscal year. Backlog at March 31, 2015 was $138.3 million.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.50 per share, payable on June 3, 2015 to the holders of record of the Company’s common stock at the close of business on May 26, 2015.  As previously reported on December 1, 2014, the Company’s Board of Directors approved an expansion of the stock repurchase authorization from $35.0 million to $50.0 million. The Company repurchased 359,628 of its common stock in the quarter for $17.7 million, with a remaining balance of $13.5 million available under the program.

“Fiscal year 2015 was a challenging year for AS&E; while we did not produce the financial results we anticipated, we remain confident in the strength of our active opportunity pipeline and we continue to make meaningful progress on our strategic initiatives,” said Chuck Dougherty, AS&E’s President and CEO. “Regarding our portfolio expansion efforts, the growing adoption of the award-winning MINI Z handheld imaging system enabled us to penetrate targeted geographic and vertical markets, expanding penetration for our Z Backscatter technology. For example, we were pleased to receive an order for 200 MINI Z systems for public safety customers in China, our largest single MINI Z order to date. In support of our geographic expansion efforts, we have successfully upgraded and added new channel partners, as well as added direct sales and service resources in key growth markets. Our high-performing service business continues to produce exceptional customer satisfaction ratings, which is driving the expansion of our service offerings.”

Dougherty continued, “Looking ahead, we remain committed to improving results by continuing to reduce operating costs while at the same time enhancing shareholder value by driving the execution of our strategic plan, closely assessing progress, and making course corrections as necessary.”

As recently reported, the Company is fully cooperating with the General Services Administration (“GSA”) Office of Inspector General’s investigation into AS&E’s compliance with its GSA Schedule Contract.  AS&E has a longstanding history with the U.S. government and continues to actively engage with U.S. government clients; it expects to continue selling under its GSA Schedule Contract while pursuing new business opportunities with these customers during this process.

Chuck Dougherty, President and Chief Executive Officer, and Ken Galaznik, Senior Vice President, Chief Financial Officer and Treasurer, will host a conference call and simultaneous webcast to discuss the results and respond to questions.  The conference call and webcast are scheduled for Monday, May 11, 2015 at 4:30 p.m. ET.

To participate in the conference call, please dial (877) 303-9143 at least 10 minutes prior to its starting time. For international participants, please dial (760) 536-5194. The conference identification number is 38635891. You will be placed on hold until the conference call is ready to begin. The live webcast and presentation can be accessed at http://edge.media-server.com/m/p/i7cot962.

An audio replay of the teleconference will be available, in its entirety, starting Monday, May 11, 2015 at 7:30 p.m. ET for a one-week period by dialing (855) 859-2056. Internationally, please dial (404) 537-3406. The conference identification number is 38635891. The replay and presentation will also be available through the Company’s website at http://ir.as-e.com/events.cfm.

About AS&E

American Science and Engineering, Inc. (AS&E) is the trusted global provider of threat and contraband detection solutions for ports, borders, military, critical infrastructure, law enforcement, and aviation. With over 50 years of experience, AS&E offers proven, advanced, X-ray inspection systems to combat terrorism, drug smuggling, illegal immigration and trade fraud. AS&E systems are designed in a variety of configurations for cargo and vehicle inspection, parcel inspection, and personnel screening. Using a combination of technologies, these systems provide superior detection capabilities, with high-energy, dual-energy, and Z Backscatter™ X-rays — pioneered by AS&E. Learn more about AS&E products and technologies at www.as-e.com or follow us on Twitter @ase_detects.

Public Relations Contact:
Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
dana@redjavelin.com	lberman@as-e.com
978-440-8392	978-262-8713

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time,  the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K,  which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Fiscal Year Ended
	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
Total net sales and contract revenues	$31,167	$65,576	$126,750	$190,249

Total cost of sales and contracts	17,164	44,147	69,488	113,599
Gross profit	14,003	21,429	57,262	76,650

Expenses:
Selling, general and administrative	7,771	9,087	32,707	31,805
Research and development	5,298	6,364	23,390	22,089
Total expenses	13,069	15,451	56,097	53,894

Operating income	934	5,978	1,165	22,756
Interest and other expense, net	(30)	(31)	(118)	(23)
Income before provision for income taxes	904	5,947	1,047	22,733
Provision for income taxes	27	1,992	68	7,616

Net income	$877	$3,955	$979	$15,117

Income per share - Basic	$0.12	$0.50	$0.13	$1.92
Income per share - Diluted	$0.12	$0.50	$0.13	$1.91

Weighted average shares - Basic	7,288	7,870	7,723	7,846
Weighted average shares - Diluted	7,289	7,905	7,729	7,881

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2015	March 31, 2014
Assets
Current assets:
Cash and cash equivalents	$68,835	$62,143
Restricted cash and investments	6,193	14,603
Short-term investments, at fair value	24,533	88,649
Accounts receivable, net	22,124	34,317
Unbilled costs and fees	1,848	2,491
Inventories	40,983	32,935
Other current assets	13,187	10,234
Total current assets	177,703	245,372

Non-current assets:
Building, equipment and leasehold improvements, net	8,711	12,969
Restricted cash and investments	208	313
Other assets	6,486	6,857
Total assets	$193,108	$265,511

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$7,200	$10,618
Customer deposits	13,956	16,589
Deferred revenue	7,355	10,934
Other current liabilities	12,664	24,350
Total current liabilities	41,175	62,491

Non-current liabilities:
Lease financing liability	—	1,404
Other non-current liabilities	1,526	4,221
Total liabilities	42,701	68,116

Stockholders’ equity	150,407	197,395
Total liabilities and stockholders’ equity	$193,108	$265,511

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Fiscal Year Ended
	March 31, 2015	March 31, 2014
Cash flows from operating activities:
Net income	$979	$15,117
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	4,565	5,303
Provision for contracts, inventory, and accounts receivable reserves	674	1,328
Amortization of bond premium	832	1,551
Deferred income taxes	2,655	378
Stock based compensation expense	2,771	2,501
Other	(49)	—

Changes in assets and liabilities:
Accounts receivable	12,183	(5,813)
Unbilled costs and fees	643	2,384
Inventories	(8,271)	13,761
Prepaid expenses and other assets	(5,237)	3,636
Accounts payable	(3,418)	2,247
Accrued income taxes	(2,338)	244
Customer deposits	(2,633)	390
Deferred revenue	(6,501)	(6,430)
Accrued expenses and other liabilities	(7,991)	(4,051)
Net cash (used for) provided by operating activities	(11,136)	32,546

Cash flows from investing activities:
Purchases of short-term investments	(29,211)	(69,668)
Proceeds from sales and maturities of short-term investments	92,471	88,040
Purchases of property and equipment	(2,580)	(1,821)
Net cash provided by investing activities	60,680	16,551

Cash flows from financing activities:
Decrease (increase) in restricted cash and investments	8,515	(1,399)
Proceeds from exercise of stock options	1,074	3,525
Repurchase of shares of common stock	(36,472)	(12,306)
Repayment of leasehold financing	(653)	(1,488)
Payment of common stock dividend	(15,607)	(15,713)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	291	9
Cash used for financing activities	(42,852)	(27,372)

Net increase in cash and cash equivalents	6,692	21,725
Cash and cash equivalents at beginning of year	62,143	40,418
Cash and cash equivalents at end of year	$68,835	$62,143